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                                                                   EXHIBIT 2.5

                               FORM OF CAP NOTE
                               ----------------

 THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY BE OFFERED OR SOLD
 ONLY IF REGISTERED UNDER SAID ACT AND SUCH LAWS OR IF AN EXEMPTION FROM SUCH
                          REGISTRATION IS AVAILABLE.

                     ______________________________________


$___________                                                   ___________, 199_


          FOR VALUE RECEIVED, the undersigned, Bradlees Stores, Inc., a Massachusetts corporation (the "Company"), hereby covenants and promises to pay to the order of __________ (the "Holder"), the principal sum of ________ Dollars ($________) in twelve equal quarterly installments commencing on _______, 1999, together with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount at a rate of nine percent (9%) per annum, also payable quarterly on the same date as principal is paid hereon. Upon payment in full, this Note shall be cancelled and returned to the Company.

          This Note is a CAP Note which is referred to in the Joint Plan of Reorganization of Bradlees Stores, Inc. and Affiliates under Chapter 11 of the Bankruptcy Code confirmed by the United States Bankruptcy Court, Southern District of New York on November 18, 1998 (the "Plan"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

          The Company shall have the right to prepay this Note, in whole or in part, at any time or from time to time, without premium or penalty.

          Payments of principal shall be made in lawful currency of the United States of America by wire transfer of immediately available funds to the account of _________________ at _____________, or in such other manner or such other place in the United States of America as the Holder shall designate to the Company in writing.

          Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed, if to the Company, to Bradlees Stores, Inc., One Bradlees Circle, P.O. Box 9051, Braintree, Massachusetts 02184-9051, Attn: General Counsel, and if to the Holder, to ___________________________. The Company or the Holder by notice to the other may designate additional or different addresses for subsequent notices or communications.

          If a payment date is a legal holiday for banks at a place of payment, payment may be made at that place on the next succeeding day that is not a legal holiday for banks, and no interest shall accrue for the intervening period.

          Upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the Holder or his attorney duly authorized in writing, a new Note will be issued to, and registered in the name of, the
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transferee. Prior to due presentment for registration of transfer, the Company shall treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     Upon the occurrence of an Event of Default hereunder, the undersigned agrees to pay all of the Holder's costs of collection, including reasonable attorneys' fees and disbursements of counsel.

     No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other rights under this Note. No waiver of any right shall be effective unless in writing and signed by the Holder nor shall a waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion.

     An Event of Default shall have occurred and this Note shall become due and payable immediately, without notice or demand, upon the occurrence of any one of the following events in respect to the undersigned:

     (a) the failure of the undersigned to pay any quarterly installment due hereunder; provided however, that Bradlees shall have the right within seven (7) days of receipt of notice from the Holder of such a default to cure any such default, and upon such cure, Holder may not treat such default as an Event of Default;

     (b) the making by the undersigned of an assignment for the benefit of creditors, or the consent of the undersigned to the appointment of a receiver, or the appointment without its consent, of a receiver for the undersigned or for a substantial part of its property;

     (c) the institution by the undersigned of any bankruptcy or reorganization proceeding; and

     (d) the institution against the undersigned of any bankruptcy or reorganization proceeding not dismissed within forty-five (45) days after commencement.

     For the purposes of subparagraph (a) above, notice of a default shall be sufficient if delivered in person or via certified or registered mail, return receipt requested to the following:

     Bradlees Stores, Inc.
     One Bradlees Circle
     Braintree, Massachusetts 02184-9051
     Attention: Chief Financial Officer

with a copy to:

     Bradlees Stores, Inc.
     One Bradlees Circle
     Braintree, Massachusetts 02184-9051
     Attention: General Counsel

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of such obligation or their creation.

          This Note has been executed in the State of New York and is governed by and is to be interpreted in accordance with the laws of the State of New York, without regard to the law thereof with respect to conflict of laws.

          IN WITNESS HEREOF, the Company has executed and delivered this Note as of the date first written above.

                                   BRADLEES STORES, INC.



                                   By:
                                      --------------------------
                                   Name:
                                   Title:


This Note is secured by a security interest in certain personal property as more particularly described and/or referenced in the Plan.